Exhibit 99.1

Veradigm Appoints Christian Greyenbuhl as Chief Financial Officer

CHICAGO – April 6, 2026 – Veradigm Inc. (OTCMKTS: MDRX), a leading provider of clinical and revenue cycle solutions for independent practices, announced the appointment of Christian Greyenbuhl as Chief Financial Officer of the Company, effective on the later of May 11, 2026 and the first business day after Veradigm files its Annual Report on Form 10-K for its 2023 and 2024 fiscal years, or as otherwise agreed.

Mr. Greyenbuhl is a seasoned operator and finance executive with more than 25 years of experience across both global public and private companies. He brings a strong track record as a general manager and operator, having served as general manager of businesses of Automatic Data Processing, Inc. (“ADP”) on two occasions and having led large-scale financial systems transformations. He most recently served as Chief Financial Officer for Ministry Brands, LLC, a SaaS-based technology company, where he has led all aspects of its finance organization since November 2022.

“Our ‘Reset, Recover, Reignite’ plan is fully launched. Our work to get current and stay current on our SEC filing is progressing,” said Donald Trigg, Chief Executive Officer of Veradigm. “With Christian’s arrival, the team required to drive our strategic reset, recover our market leadership with independent physician practices, and reignite profitable growth will be largely in place.”

“I am honored to join the Veradigm team at such a pivotal moment,” said Mr. Greyenbuhl. “Veradigm has a unique opportunity to leverage its strong market position, differentiated capabilities, and powerful data assets to deliver more actionable insights across the healthcare ecosystem. I look forward to leveraging my accounting and operational strengths to work to ensure that the Company becomes current with its filing obligations and reignites profitable growth.”

Prior to Ministry Brands, Mr. Greyenbuhl served as SVP Corporate Finance and Investor Relations at Xplor Technologies LLC, a global SaaS-based technology company. Prior to Xplor Technologies, Mr. Greyenbuhl spent over 10 years at ADP in increasingly senior roles following 11 years at PricewaterhouseCoopers working with a variety of public and private clients across a broad range of industries. Mr. Greyenbuhl is both a Chartered Accountant with the Institute of Chartered Accountants of Scotland as well as a Certified Public Accountant (inactive) and holds a Bachelor of Arts degree in Accountancy with Business Law from the University of Stirling in Scotland, UK.

Mr. Greyenbuhl succeeds Lee Westerfield, the Company’s Interim Chief Financial Officer. Following Mr. Greyenbuhl’s appointment, Mr. Westerfield will serve the Company in a consulting role to help ensure a smooth transition of responsibilities.

“On behalf of myself and the Board of Directors, I want to thank Lee for his tireless service during a time of leadership transition at Veradigm,” said Mr. Trigg. “Lee has led our efforts to ‘get current and stay current’ on our SEC filings, and the financing that strengthened our liquidity. I look forward to continuing to collaborate with him as we advance key filing milestones.”

About Veradigm®

Veradigm has a proven history of delivering clinical and revenue cycle solutions that help independent practices improve outcomes and financial performance. Our AI-forward data and technology also help over 20,000 provider practices connect with health plans and biopharma to eliminate inefficiencies, close care gaps, and create a more affordable health system.

© 2026 Veradigm LLC and/or its affiliates. All rights reserved. Cited marks are the property of Veradigm LLC and/or its affiliates. All other product or Company names are the property of their respective holders, all rights reserved.

For more information contact:

Investors:

Steven Halper

312-506-1237

steven.halper@veradigm.com

Media:

Amanda Cohen

732-567-7607

amanda.cohen@veradigm.com

Disclaimer and Forward-Looking Statement Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the Company’s strategic initiatives under its new leadership and the timing of Mr. Greyenbuhl’s appointment as Chief Financial Officer of Veradigm Inc. (the “Company”). These forward-looking statements are based on the current beliefs and expectations of the Company’s management with respect to future events, only speak as of the date that they are made, and are subject to significant risks and uncertainties. Such statements can be identified by the use of words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “continue,” “can,” “may,” “look forward,” “aims,” “hopes,” and “seeks” and similar terms, although not all forward-looking statements contain such words or expressions. Actual results could differ significantly from those set forth in the forward-looking statements.

Important factors that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risks relating to the Company’s common stock not trading on a national securities exchange and deregistration from Section 12(b) of the Securities Exchange Act of 1934, as amended; a further material delay in the Company’s financial reporting; an inability of the Company to timely prepare its delinquent financial statements; unanticipated factors or factors that the Company currently believes will not cause further delay; the Company’s remediation efforts and preparation of financial statements or other factors that could cause additional delay or adjustments; the possibility that ongoing remediation work or the audit of the Company’s financial statements for the fiscal years ended December 31, 2023, 2024, or 2025 may identify additional errors and material weaknesses or other deficiencies in the Company’s accounting practices; the likelihood that the control deficiencies identified or that may be identified in the future will result in additional material weaknesses in the Company’s internal control over financial reporting; the Company’s ability to hire qualified individuals to serve in senior leadership roles on a permanent basis; and other factors contained in the “Risk Factors” section and elsewhere in the 2022 Form 10-K and the Company’s other filings with the SEC from time to time. The Company does not undertake to update any forward-looking statements to reflect changed assumptions, the impact of circumstances or events that may arise after the date of the forward-looking statements, or other changes over time, except as required by law.